EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 3, 2021 (the “Separation Date”), International Business Machines Corporation (the “Company”, “IBM”, “we”, “our” and “us”), a New York corporation, completed the previously announced separation of its managed infrastructure services business, into a separate, independent publicly traded company, Kyndryl Holdings, Inc. (the “Business” or “Kyndryl”). The separation was structured as a spin-off (the “Spin-off”), which occurred by way of a pro rata distribution (the “Distribution”) to IBM stockholders of 80.1 percent of the outstanding shares of Kyndryl. Each of the IBM stockholders received one share of Kyndryl common stock for every five shares of IBM common stock held of record as of the close of business on October 25, 2021 (the “Record Date”). Kyndryl is now an independent public company under the symbol “KD” on the New York Stock Exchange. After the distribution, IBM will no longer consolidate Kyndryl into its financial results (the entire transaction being referred to as the “Separation”).

The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Separation. The following unaudited Pro Forma Condensed Consolidated Income Statements for the six months ended June 30, 2021 and for each of the years ended December 31, 2020, 2019 and 2018 reflect the Company’s results as if the Separation had occurred as of January 1, 2018 in that they reflect the reclassification of Kyndryl as Discontinued Operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Income Statements for the six months ended June 30, 2021 and for the year ended December 31, 2020 give effect to the Separation and related transactions as if they had occurred as of January 1, 2020. The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2021 reflects the Company’s financial position as if the Separation had occurred on June 30, 2021. After the date of the Separation, the historical financial results of Kyndryl will be reflected in our consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated financial statements have been prepared to include transaction accounting adjustments to reflect the financial condition and results of operations as if the Separation occurred on January 1, 2020. In addition, we have provided a presentation of adjustments on page 8 that management believes are necessary to enhance an understanding of the pro forma effects of the transaction.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation on IBM’s financial condition and results of operations. The adjustments included within the “Kyndryl Discontinued Operations” column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. The Company's current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company's 2021 Annual Report on Form 10-K.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. Management adjustments are presented for anticipated reductions to certain general corporate overhead costs associated with labor and benefits for shared resources transferred to Kyndryl that IBM does not intend to backfill after the Separation.

Within the financial statements and tables presented, certain columns and rows may not add due to the use of rounded numbers for disclosure purposes.

Unaudited Pro Forma Condensed Consolidated Income Statement

For the Six Months Ended June 30, 2021

		Kyndryl
		Discontinued	IBM	Transaction
		Operations	Continuing	Accounting		Pro
($ in millions except per share amounts)	Historical	(Note a)	Operations	Adjustments	Notes	Forma
Revenue
Services	$22,889	$(8,594)	$14,295	$159	(k,l)	$14,454
Sales	13,101	(478)	12,623	1,306	(k)	13,929
Financing	485	—	485	—		485
Total revenue	36,474	(9,072)	27,403	1,465		28,868

Cost
Services	15,646	(6,280)	9,366	240	(k)	9,606
Sales	3,279	(462)	2,818	249	(k)	3,066
Financing	341	—	341	—		341
Total cost	19,266	(6,742)	12,525	489		13,013
Gross profit	17,208	(2,330)	14,878	976		15,855
Expense and other (income)
Selling, general and administrative	10,508	(969)	9,539	(21)	(k,m)	9,518
Research, development and engineering	3,286	(29)	3,257	—		3,257
Intellectual property and custom development income	(282)	3	(278)	—		(278)
Other (income) and expense	676	(33)	643	—		643
Interest expense	562	(0)	561	—		561
Total expense and other (income)	14,751	(1,029)	13,722	(21)		13,701

Income from continuing operations before income taxes	2,457	(1,302)	1,156	998		2,154
Provision for/(benefit from) income taxes	177	(248)	(71)	201	(n)	130
Income from continuing operations	$2,281	$(1,054)	$1,227	$796		$2,023

Earnings from continuing operations per share of common stock
Assuming dilution	$2.52					$2.24
Basic	$2.55					$2.26
Weighted-average number of common shares outstanding
Assuming dilution	902,989,752					902,989,752
Basic	894,336,970					894,336,970

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2020

		Kyndryl
		Discontinued	IBM	Transaction
		Operations	Continuing	Accounting		Pro
($ in millions except per share amounts)	Historical	(Note a)	Operations	Adjustments	Notes	Forma
Revenue
Services	$45,004	$(17,373)	$27,631	$315	(k,l)	$27,946
Sales	27,484	(1,066)	26,417	2,374	(k)	28,791
Financing	1,133	—	1,133	—		1,133
Total revenue	73,620	(18,439)	55,181	2,689		57,870

Cost
Services	30,404	(12,703)	17,700	467	(k)	18,168
Sales	6,934	(1,023)	5,911	501	(k)	6,412
Financing	708	—	708	—		708
Total cost	38,046	(13,726)	24,320	969		25,288
Gross profit	35,575	(4,713)	30,861	1,720		32,582
Expense and other (income)
Selling, general and administrative	23,082	(2,509)	20,572	(39)	(k,m)	20,534
Research, development and engineering	6,333	(71)	6,262	—		6,262
Intellectual property and custom development income	(626)	5	(620)	—		(620)
Other (income) and expense	861	(64)	797	—		797
Interest expense	1,288	(0)	1,288	—		1,288
Total expense and other (income)	30,937	(2,639)	28,298	(39)		28,260

Income from continuing operations before income taxes	4,637	(2,074)	2,563	1,759		4,322
Provision for/(benefit from) income taxes	(864)	(496)	(1,359)	431	(n)	(928)
Income from continuing operations	$5,501	$(1,579)	$3,922	$1,328		$5,250

Earnings from continuing operations per share of common stock
Assuming dilution	$6.13					$5.86
Basic	$6.18					$5.90
Weighted-average number of common shares outstanding
Assuming dilution	896,563,971					896,563,971
Basic	890,348,679					890,348,679

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2019

		Kyndryl
		Discontinued
		Operations	Pro
(S in millions except per share amounts)	Historical	(Note a)	Forma
Revenue
Services	$47,493	$(18,321)	$29,172
Sales	28,252	(1,111)	27,141
Financing	1,402	—	1,402
Total revenue	77,147	(19,432)	57,714

Cost
Services	32,491	(13,458)	19,033
Sales	7,263	(1,023)	6,240
Financing	904	—	904
Total cost	40,659	(14,481)	26,177
Gross profit	36,488	(4,951)	31,537
Expense and other (income)
Selling, general and administrative	20,604	(1,878)	18,726
Research, development and engineering	5,989	(79)	5,910
Intellectual property and custom development income	(648)	9	(639)
Other (income) and expense	(968)	(48)	(1,016)
Interest expense	1,344	(0)	1,344
Total expense and other (income)	26,322	(1,997)	24,325

Income from continuing operations before income taxes	10,166	(2,954)	7,212
Provision for/(benefit from) income taxes	731	(671)	60
Income from continuing operations	$9,435	$(2,283)	$7,152

Earnings from continuing operations per share of common stock
Assuming dilution	$10.57		$8.01
Basic	$10.63		$8.06
Weighted-average number of common shares outstanding
Assuming dilution	892,813,376		892,813,376
Basic	887,235,105		887,235,105

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2018

		Kyndryl
		Discontinued
		Operations	Pro
(S in millions except per share amounts)	Historical	(Note a)	Forma
Revenue
Services	$49,257	$(19,949)	$29,308
Sales	28,735	(1,160)	27,575
Financing	1,599	—	1,599
Total revenue	79,591	(21,109)	58,482

Cost
Services	33,687	(14,600)	19,087
Sales	7,835	(1,088)	6,747
Financing	1,132	—	1,132
Total cost	42,655	(15,688)	26,967
Gross profit	36,936	(5,420)	31,515
Expense and other (income)
Selling, general and administrative	19,366	(1,859)	17,507
Research, development and engineering	5,379	(69)	5,310
Intellectual property and custom development income	(1,026)	5	(1,021)
Other (income) and expense	1,152	(82)	1,071
Interest expense	723	0	723
Total expense and other (income)	25,594	(2,004)	23,589

Income from continuing operations before income taxes	11,342	(3,416)	7,926
Provision for/(benefit from) income taxes	2,619	(752)	1,867
Income from continuing operations	$8,723	$(2,664)	$6,059

Earnings from continuing operations per share of common stock
Assuming dilution	$9.51		$6.61
Basic	$9.56		$6.64
Weighted-average number of common shares outstanding
Assuming dilution	916,315,714		916,315,714
Basic	912,048,072		912,048,072

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2021

		Kyndryl
		Discontinued	Transaction
		Operations	Accounting		Pro
($ in millions)	Historical	(Note a)	Adjustments	Notes	Forma
Assets:
Cash and cash equivalents	$7,350	$(29)	$900	(b)	$8,221
Restricted cash	215	(14)	—		201
Marketable securities	600	—	—		600
Notes and accounts receivable—trade, net	6,827	(1,505)	—		5,322
Short-term financing receivables—net	8,194	—	—		8,194
Other accounts receivable—net	802	(18)	—		785
Inventory	1,807	(27)	—		1,781
Deferred costs	2,211	(1,150)	—		1,061
Prepaid expenses and other current assets	2,768	(153)	—		2,615
Investment in Kyndryl	—	—	730	(c)	730
Total current assets	30,774	(2,895)	1,630		29,509
Property, plant and equipment—net	9,423	(3,498)	—		5,925
Operating right-of-use assets—net	4,387	(1,166)	—		3,221
Long-term financing receivables—net	5,674	—	—		5,674
Prepaid pension assets	8,046	(49)	—		7,997
Deferred costs	2,362	(1,325)	—		1,037
Deferred taxes	8,954	(504)	96	(d)	8,547
Goodwill	61,645	(5,822)	—		55,823
Intangible assets—net	13,539	(56)	—		13,483
Investments and sundry assets	2,010	(75)	100	(e)	2,035
Total assets	$146,814	$(15,389)	$1,826		$133,251
Liabilities and equity:
Taxes	$2,260	$—	$134	(f)	$2,394
Short-term debt	6,442	(106)	—		6,335
Accounts payable	4,214	(782)	—		3,431
Compensation and benefits	3,846	(430)	—		3,416
Deferred income	13,272	(939)	—		12,333
Operating lease liabilities	1,334	(335)	—		999
Other accrued expenses and liabilities	5,249	(1,022)	421	(g,h)	4,648
Total current liabilities	36,616	(3,615)	554		33,556
Long-term debt	48,735	(285)	—		48,450
Retirement and nonpension postretirement benefit obligations	17,265	(1,053)	—		16,211
Deferred income	4,113	(554)	—		3,559
Operating lease liabilities	3,278	(849)	—		2,429
Other liabilities	14,741	(579)	798	(f,i)	14,960
Total liabilities	124,747	(6,935)	1,353		119,164
Equity:
Common stock and additional paid-in capital	56,912	—	—		56,912
Retained earnings	162,086	(10,029)	473	(j)	152,531
Treasury stock - at cost	(169,404)	—	—		(169,404)
Accumulated other comprehensive income/(loss)	(27,652)	1,638	—		(26,014)
Total stockholders’ equity	21,942	(8,391)	473		14,025
Noncontrolling interests	125	(63)	—		62
Total equity	22,067	(8,454)	473		14,086
Total liabilities and equity	$146,814	$(15,389)	$1,826		$133,251

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Kyndryl Discontinued Operations:

(a)	Reflects the discontinued operations, including associated assets, liabilities, and equity and results of operations attributable to Kyndryl which were included in the Company's historical financial statements. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude the following:

i.	General corporate overhead costs which were historically allocated to Kyndryl that do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor expenses related to IBM’s corporate support functions (e.g., finance, accounting, tax, treasury, IT, HR, legal, among others) that historically provided support to Kyndryl.

ii.	The impact of intercompany purchases and sales between IBM and Kyndryl that were eliminated in consolidation. See note (k) for the impacts to our results from the historical intercompany purchases and sales at the new commercial pricing.

Transaction Accounting Adjustments:

(b)	Reflects the estimated net incremental cash IBM receives from Kyndryl in connection with the Separation. The amount is based on the expectation that approximately $2.0 billion will be retained by Kyndryl.

(c)	Reflects the retention by IBM of 19.9 percent of the outstanding common stock of Kyndryl, recorded at 19.9 percent of the net carrying value of Kyndryl as of the date of the Separation.

(d)	Reflects additional deferred tax assets generated as a result of Kyndryl separation transactions.

(e)	Kyndryl may realize tax benefits in the future from pre-spin taxes. Under the terms of the Tax Matters Agreement, these tax benefits may need to be reimbursed to IBM. A receivable has been recorded for potential reimbursements. The amount recorded is an estimate, and the final receivable may be different.

(f)	Reflects additional tax liabilities expected to be incurred as a result of Kyndryl separation transactions.

(g)	IBM has estimated approximately $25 million due to Kyndryl related to IBM’s share of income taxes for the pre-spin period.

(h)	Reflects $396 million of additional estimated non-recurring costs to complete the Separation. These costs primarily relate to investment banker fees, legal fees, third-party consulting and contractor fees, information technology costs and other costs directly related to the Separation.

(i)	Reflects an agreement under which IBM committed to provide Kyndryl with $265 million of upgraded hardware at no cost to Kyndryl over an expected two-year period after the Separation.

(j)	Reflects the effect on total stockholders’ equity of the adjustments described in notes (b) through (i) above.

(k)	Reflects the net effect of new commercial agreements that IBM and Kyndryl have entered into. The adjustments reflect the new pricing in these arrangements applied to historical sales of goods and services between IBM and Kyndryl.

(l)	Reflects an estimated reduction in services revenue of $175 million and $330 million for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively, from customer contracts transferred to Kyndryl that were historically managed by IBM.

(m)	In connection with the Separation, IBM and Kyndryl entered into a Transition Services Agreement whereby IBM will provide certain post-closing services on a transitional basis. As such, a pro forma adjustment reducing selling, general and administrative expense by $37 million and $73 million for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively, is reflected for this contractual arrangement.

(n)	Represents $201 million and $431 million for the six months ended June 30, 2021 and for the year ended December 31, 2020, respectively, of the income tax pro forma adjustments. This adjustment was determined by applying the relevant statutory tax rates to the jurisdictional mix of income including pre-tax pro forma adjustments described in notes (k), (l) and (m) above.

Management Adjustments:

IBM anticipates a reduction to certain general corporate overhead costs associated with labor and benefits for shared resources transferred to Kyndryl that IBM does not intend to backfill after the Separation. These costs were excluded from discontinued operations in note (a) above as they represent general corporate overhead costs that were historically allocated to Kyndryl and do not meet the requirements to be presented as discontinued operations. From a timeframe standpoint, these cost reductions will begin to materialize at the effective date of the Separation. Management believes the resource transfers and costs which were used as the basis for the management adjustments below are reasonable and representative of the labor-based cost reductions the company will realize after the separation of Kyndryl. IBM does not anticipate any material synergies or dis-synergies of general corporate overhead costs associated with non-labor-based costs.

Management believes the presentation of these adjustments are necessary to enhance an understanding of the pro forma effects of the transaction. The pro forma financial information below reflects all adjustments that are, in the opinion of management, necessary to provide a fair statement of the pro forma financial information, aligned with the assessment described above.

These management adjustments include forward-looking information that is subject to the safe harbor protections of the Exchange Act. The tax effect has been determined by applying the relevant statutory tax rates to the aforementioned adjustments.

The table below includes the management adjustments.

	Six Months Ended	Year Ended
($ in millions except per share amounts)	June 30, 2021	December 31, 2020
Pro forma income from continuing operations*	$2,023	$5,250
Management adjustments
Corporate support functions labor-based reductions	$208	$416
Tax effect	(49)	(114)
Pro forma income from continuing operations after management adjustments	$2,182	$5,552

Earnings from continuing operations per share of common stock
Assuming dilution	$2.42	$6.19
Basic	$2.44	$6.24
Weighted-average number of common shares outstanding
Assuming dilution	902,989,752	896,563,971
Basic	894,336,970	890,348,679

* As shown in the unaudited Pro Forma Condensed Consolidated Income Statement.